EXHIBIT 10.10

10.10   Employment Agreement between Jim Solomon and CommunicateNow.com, Inc.

                              EMPLOYMENT AGREEMENT

State of Texas County of Bell

This Agreement is made by and between Jim Solomon, "Employee" and Communicate
Now.com Inc. "Employer". This Agreement is made on July 16, 2001

In consideration of the promises and of the mutual covenants and agreements contained in this (Employment Agreement), here in after known as the Agreement, the parties hereby agree as follows:

                                 I. DEFINITIONS

1.01 "Customer" is hereby defined for the compensation section of this agreement as a person or entity that purchases a Bizfinders.com or Communicate Now.com
Inc. display advertisement, mini web page, web page, or any other product.

1.02 "Employer" is hereby defined as Communicate Now.com Inc., a Delaware
Corporation.

1.03 "Employee" is hereby defined as Jim Solomon.

               II. SCOPE OF AGREEMENT AND LIMITATIONS OF AUTHORITY

2.01 The purpose of this Agreement is to employ Employee for the express purpose of allowing Employee to develop sales of Employer's goods. Employee is entitled to the rights and privileges detailed in this Agreement and to no other privileges. Employee shall be entitled to a commission/bonus as provided for in compensation section of this Agreement.

2.02 Employer will process all sales in accordance with its normal procedures, and on each sale, have the right of approval or disapproval of the sale.
Employee will be paid in accordance with the compensation section of this
Agreement and incorporated herein. Employer's decision as to which sales shall be accepted shall be conclusive and binding on Employee.

2.03 Employee has no authority to act for or on behalf of Employer except as provided for in this Agreement and in the Bylaws of the Corporation. No other authority, power or use is granted or implied.

2.04 Employee may not make, revise, alter, or otherwise diverge from the terms, conditions, prices or policies furnished to Employee by Employer.

2.05 Employee may not incur any debt, obligation, expense or other liability of any kind against Employer without Employer's express prior and written permission, or in accordance with the Bylaws of the Corporation.

                III. DUTIES OF EMPLOYEE AND TERM OF THE AGREEMENT

3.01 The term of the Agreement shall be for one year from the date the Agreement is executed by the Employee and Employer, here in after known as "the parties".

3.02 If, after the term of the Agreement has expired, the parties continue to do business together as if the Agreement were still in effect, the Agreement shall be renewed and shall continue in effect until one of the parties notifies the other in writing of its termination. The termination letter must give 30 days'
written notice to the other party.

3.03 Termination may be by agreement, on behalf of Employee or Employer on 30 days' written notice, or on the breach of this Agreement by Employee. The breach of this Agreement includes, but is not limited to, a violation of Employer's rules or policies, a breach of the non-competition agreement contained in this
Agreement, the making of a misrepresentation or false statement by Employee, nonperformance of Employee's duties, death of Employee, or the occurrence of a conflict of interest between Employee and Employer.

     (a)  A decision by Employer to terminate this Agreement shall be without prejudice to any other remedy to which Employer may be entitled either at law or in equity or under this Agreement, and shall follow the notice for a termination as outlined in provision 3.03.

     (b)  Employer may also have the right to declare this Agreement void and terminate the employment contract in the event that Employer files a petition in bankruptcy court or is adjudicated bankrupt, has a receiver appointed of his assets, or makes a general assignment of his assets for the benefit of his creditors.

3.04 If Employee becomes permanently disabled because of sickness, or physical or mental disability, or for any other reason, so that it reasonably appears that he will be unable to perform his duties under this Agreement, Employer shall have the option to terminate this Agreement immediately by giving written notice of the termination to Employee as outlined in provision 3.03. The termination shall be without prejudice to any other right or remedy to which
Employer may be entitled either in law or in equity or under this Agreement.

3.05 Effect of Termination on Compensation and Vacation. In the event of termination of this Agreement prior to the completion of the term of employment specified herein, Employee shall be entitled to the compensation/vacation earned prior to the date of termination as provided for in the compensation section of this agreement. In the case of vacation it shall be compensated on a pro-rata basis.

3.06 In the event of termination of this Agreement prior to the completion of the specified term, Employee shall automatically and completely forever forfeit any rights employee may have in any bonus, incentive plan or Employer benefit or pension plan, if any, established by Employer. Furthermore; Employee will forfeit any right or title to compensation or commissions on sales that may have been instituted by Employee but have not been completed and approved prior to the termination of this Agreement.

3.07 Damages for Breach of Contract. In the event of a breach of this Agreement by Employee, Employer may recover from Employee any and all damages that
Employer may sustain as a result of the breach of this Agreement. This includes
Employer's legal fees.

3.08 Payment of Monies due a Deceased Employee. If Employee dies prior to the expiration of the term of the Agreement, any monies that may be due Employee under this Agreement shall be paid to Employee's executors, administrators, heirs, personal representatives, successors or assigns.

3.09 Employee hereby represents and warrants to Employer that Employee is not under any impediment, restraint, or disability that would prohibit, hinder, or in any way impair Employee's working ability or relationship with Employer.
Employee hereby represents that Employee is under no prior restrictive trade covenant agreement or other legal restraint which would cause a breach of the agreement if Employee becomes an employee or Employer, and Employee represents that Employer will not be in violation of any such prior employment contract or restrictive trade agreement by hiring Employee.

3.10 Duties. Employer hereby hires employee to perform the duties of Area Sales
Manager. Employee agrees to provide prompt, courteous, efficient, and professional efforts to promote the work assigned by Employer and covered by this Agreement.

3.11 Employee at all times during the performance of this Agreement shall strictly adhere to and obey all the rules and regulations now in effect or subsequently promulgated by Employer.

3.12 The employment or Employee shall continue only so long as services rendered by Employee are satisfactory to Employer, regardless of any other provision contained in this Agreement. Employer shall be the sole judge as to whether the services of Employee are satisfactory.

3.13 In addition to the foregoing, Employee shall perform such other work as may be assigned, subject to the instruction, direction, and control of Employer, provided only that any such additional duties shall be covered by the compensation schedule reflected in this Agreement.

3.14 Employer shall have the right at any time during this Agreement to assign
Employee, in the discretion of Employer, to perform duties different in any manner whatsoever from the duties originally assigned and specified above.

3.15 Employee shall devote Employee's entire time, ability, and attention to the business of Employer during the term of this contract. Employee shall not directly or indirectly render any services to any business or to any other person or organization, or be involved in any business or commercial or professional venture of any nature, whether for compensation or otherwise, without the prior written consent of Employer.

3.16 Employee, as ASM, is responsible for all equipment assigned to his/her sales area. Periodic (monthly) inventories of assigned and unassigned equipment should be conducted. Employee is to make sure sales reps keep their assigned equipment in good working order and, if a sales rep leaves the company, that all assigned equipment and accessories are accounted for. The ASM can be held financially liable for the costs associated with equipment and accessory shortages.

                                IV. COMPENSATION

4.01 In consideration of Employee's efforts, Employer agrees to pay to Employee;

     1.   Base pay of $36,000 USD per year.

     2.   A monthly commission of 1.5% of gross sale amount of the South Texas
          Area Sales Force for each new paying customer initiating the date of execution of this Agreement by Employee.

     3.   A monthly commission of .75% of the South Texas Area gross sales that are a result of existing customers who renew their one year advertising agreement.

     4.   Supply the Employee a Laptop computer, cell phone allowance of $75.00
          USD/mo. and other reasonable and necessary office equipment to support sales development.

     5.   Supply medical coverage in accordance with the Employer's normal health insurance plan.

     6.   Six paid holidays per year(per company schedule) and 2 weeks of paid vacation per year starting 2002.

     7.   A company vehicle and reasonable & necessary expenses.

                               January 2002 Bonus

     A bonus based upon successful implementation of successful sales projections:

     o    A *50,000 share option at 1.00 per share if an average of 1.25 new paying customers per sales  person, per working day (21.65 days per month) in the South Texas Area, is met beginning August 1st, 2001 and for the period ending December 31, 2001.
     o    In the event the new customer minimums are not met and the company generates a year-end profit Employee will receive a *35,000 share option at 1.00 per share.
     o    In the event the new customer minimums are not met and the company breaks even, the Employee will receive a *25,000 share option at 1.00 per share.

         *Restricted Shares as applicable

4.02 Employer agrees to pay Employee twice per month, on approximately the first
(1st) and the fifteenth (15th).

4.03 Employer shall deduct from Employee's compensation all applicable local, state, federal or foreign taxes, including income tax, withholding tax, social security tax, and pension contributions, if any.

                          V. NONCOMPETITION PROVISIONS

5.01 The parties hereto agree that the covenants, agreements and restrictions
(hereinafter refereed to or known as "this covenant") contained herein are necessary to protect the business goodwill, business interests and proprietary rights of Communicate Now.com Inc. and that the parties hereto have independently discussed, reviewed and had the opportunity of legal counsel to consider this agreement and now hereby agree and stipulate the following:

     (a)  This covenant is an integral part of an enforceable  agreement and the covenants  contained  herein were made at the time this  agreement was consummated by the parties hereto.

     (b)  This covenant is fair and reasonable in its:

          1.   Geographical area;

          2.   Length of time; and

          3.   Scope of activity being restrained.

5.02 Restrictive Covenants. Employee expressly agrees that while the contract is in effect, and for a period of three years following the termination of this
Agreement, Employee will not directly or indirectly, as an employee, agent, proprietor, partner, broker, stockholder, officer, director, or otherwise, render any service to, on Employee's own behalf or on behalf of any other person or entity, engage in or own a part of any competitive business or organization or plan that would compete directly or indirectly with Employee's business, in any country, world wide, without prior written consent of employer.

     (a)  Employee further expressly agrees that Employee will not use for
          Employee's own benefit or disclose to any person any information, including confidential information, of Employer obtained or learned while acting as an employee for Employer, without prior written consent of Employer.

     (b)  The agreements contained in this section on the part of Employee shall be construed as agreements independent of any other provision of this
          Agreement. The existence of any claim or cause of action against
          Employee by Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by
          Employer of the agreements contained in this section.

5.03 The parties hereby agree and acknowledge that employer has spent considerable sums of money and time in developing good customer contact and rapport and that the client list or customer list developed by Employer is worth a considerable amount of money and therefore is a benefit which Employer seeks to protect. Such protection is hereby agreed and acknowledged by both parties as being reasonable consideration for establishing this restrictive covenant.

5.04 The parties hereby agree that it may be difficult or impracticable to calculate or ascertain actually or definitely the damages that Employer may suffer if Employee causes a breach of this provision. Therefore Employer may resort, without prejudice to any appropriate legal remedy, by injunction or otherwise. If any of the foregoing restrictions in this provision are held to be invalid, they shall be deemed to be severable and shall not defeat the remaining provisions in this Agreement.

5.05 Property Rights of Employer. Employee recognizes that the business interests of Employer require a confidential relationship between Employer and its employees, and the fullest protection and confidential treatment of its trade secrets, customer list, know-how, products and other business knowledge developed, conceived and learned by Employee during the course of employment.
Accordingly, Employee agrees that, during the term of employment with Employer,
Employee will keep secret and confidential all such information, trade secrets, products, know-how, and customer lists and will not use the same to aid Employee or others, either directly or indirectly. Employee further agrees that, on termination of this Agreement, Employee will surrender to Employer all papers, formulas, information documents, writings and other properties in Employee's possession relating to employer's business, including both originals and any copies of such material. Employee also agrees that Employee will not withhold any such documentation from Employer. All customer lists, and all records of the accounts of customers, and other records and books relating in any manner whatsoever to the customers and prospective customers of Employer shall be the exclusive property of Employer. Employee shall immediately return all such books, records and catalogs to Employer upon the termination of this Agreement.
Employee shall also return to Employer any and all identification cards, credit cards, business documents or other documents, if any, to Employer upon the termination of this Agreement.

5.06 Soliciting Customers after Termination of This Agreement. Employee shall not, for a period of three years immediately following the termination of this
Agreement, regardless of the reasons or cause for the termination and regardless of the party causing the termination, either directly or indirectly: (a) make known to any person, firm or corporation the names and addresses of any of the customers of Employer or any other information pertaining to them; or (b) call on, solicit, or take away, or attempt to call on, solicit, or take away any of the customers of Employer on whom Employee called or with whom Employee became acquainted during the term of the Agreement either for Employee's benefit or for any other person or entity.

                    VI. GENERAL AND ADMINISTRATIVE PROVISIONS

6.01 Parties Bound. This Agreement shall be binding on an inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6.02 Assignment. Employee shall have no right to transfer or assign Employee's interest in this Agreement without the prior written consent of employer.

6.03 Corporate Authority. If any party to this Agreement is a legal entity
(partnership, corporation and/or trust), that party represents to the other that this Agreement, the transaction contemplated in this Agreement, and its execution and delivery, have been duly authorized by all necessary partnership, corporate, or trust proceedings and actions, including without limitation action on the part of the directors, if the party is a corporation. Certified copies of the corporate or other resolutions authorizing this transaction shall be delivered at execution.

6.04 Time limits. Time is of the essence in this Agreement; and all time limits shall be strictly construed and rigidly enforced.

6.05 No Waiver. A failure or delay in the enforcement of the rights detailed in this Agreement by Employer shall not constitute a waiver of those rights or be considered a basis for estoppel. Employer may exercise its rights under this
Agreement despite any delay or failure to enforce those rights.

6.06 Dispute or Contest. In the unlikely event that a dispute occurs or an action in law or equity arises out of the operation, construction, or interpretation of this Agreement, Employee shall bear the expense of the attorney's fees and costs incurred by Employer in the action.

6.07 Paragraph Headings. The paragraph headings used in this Agreement are descriptive only and shall have no legal force or affect whatever.

6.08 Use of Pronouns. The use of the neuter, masculine, or singular to refer to a party described in this Agreement shall be deemed a proper reference whether the party is an individual, a partnership, a corporation, or a group of two or more individuals, partnerships, or corporations. The grammatical changes required to make the provisions of this Agreement applicable to corporations, partnerships, individuals, or groups of individuals, or to females as well as males shall in all instances be assumed as though in each case fully expressed.

6.09 Texas Law. This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in,
Bell County, Texas.

6.10 Severability. If any provision of this agreement shall, for any reason, be held violative of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision of this
Agreement shall not be deemed to invalidate any other provisions of this
Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroy the legitimate purposes of this
Agreement, in which event this Agreement shall be canceled.

6.11 Entire Agreement. This Agreement represents the entire agreement by and between the parties, except as otherwise provided in this Agreement, and it may not be changed except by written amendment duly executed by all parties.

6.12 Claims. All claims of Employee for compensation owed will be waived by
Employee if not claimed within 30 days from the date of the termination of this
Agreement.

6.13 Damages. In the event of a breach of this Agreement by Employee resulting in damages to Employer, Employer may recover from Employee such damages as
Employer has sustained.

SIGNED, accepted and agreed to, by the undersigned parties who hereby acknowledge that they have read and understood this Agreement and the
Attachments thereto, and that they execute this legal document voluntarily and of their own free will.

Employer: Communicate Now.com Inc.

By: _______________________________________________ Date: _______________, 2001
    Ruben Trevino, Director of Sales, North America

Employee: _________________________________________ Date: _______________, 2001
          Jim Solomon